                                                                     EXHIBIT 11

             Statement Regarding Computation of Per Share Earnings
                     (In thousands, except per share data)

                                                          Year Ended December 31,
                                                        1995        1994       1993
                                                       -------     -------    -------
PRIMARY:

Common stock                                            82,275      81,827     76,845
$15 warrants                                                --          --      2,216
$25 warrants                                                --          --         93
$65 warrants                                                --          --         --
5 1/4% zero coupon convertible
   subordinated debentures                                  --          --         --
7 1/2% zero coupon convertible
   subordinated debentures                                  --          --         --
Stock options                                              334         459        705
                                                       -------     -------    -------

Weighted average common and dilutive
   common equivalent shares                             82,609      82,286     79,859
                                                       -------     -------    -------
                                                       -------     -------    -------

Income before extraordinary item
   and cumulative effect of accounting
   change                                              $72,408     $58,120    $42,869
Extraordinary item - debt refinancing, net
   of income taxes                                          --          --     (3,830)
Cumulative effect of change in accounting
   for income taxes                                         --          --      6,573
                                                       -------     -------    -------
Net Income                                             $72,408     $58,120    $45,612
                                                       -------     -------    -------
                                                       -------     -------    -------

Per common and common equivalent share:
Income before extraordinary item and
   cumulative effect of accounting change              $   .88     $   .71    $   .54
Extraordinary item - debt refinancing, net
   of income taxes                                          --          --       (.05)
Cumulative effect of change in accounting
   for income taxes                                         --          --        .08
                                                       -------     -------    -------
Net Income                                             $   .88     $   .71    $   .57
                                                       -------     -------    -------
                                                       -------     -------    -------

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

                                                          Year Ended December 31,
                                                        1995        1994       1993
                                                       -------     -------    -------
FULLY DILUTED:

Common stock                                            82,275      81,827     76,845
$15 warrants                                                --          --      2,249
$25 warrants                                                --          --        112
$65 warrants                                                --          --         --
5 1/4% zero coupon convertible
   subordinated debentures                                  --          --         --
7 1/2% zero coupon convertible
   subordinated debentures                                  --          --         --
Stock options                                              430         459        738
                                                       -------     -------    -------
Weighted average common and dilutive
   common equivalent shares                             82,705      82,286     79,944
                                                       -------     -------    -------
                                                       -------     -------    -------

Income before extraordinary item
   and cumulative effect of accounting
   change                                              $72,408     $58,120    $42,869
Extraordinary item - debt refinancing, net
   of income taxes                                          --          --     (3,830)
Cumulative effect of change in accounting
   for income taxes                                         --          --      6,573
                                                       -------     -------    -------
Net Income                                             $72,408     $58,120    $45,612
                                                       -------     -------    -------
                                                       -------     -------    -------
Per common and common equivalent share:
Income before extraordinary item and
   cumulative effect of accounting change              $   .88     $   .71    $   .54
Extraordinary item - debt refinancing, net
   of income taxes                                          --          --       (.05)
Cumulative effect of change in accounting
   for income taxes                                         --          --        .08
                                                       -------     -------    -------
Net Income                                             $   .88     $   .71    $   .57
                                                       -------     -------    -------
                                                       -------     -------    -------

         Primary and fully diluted earnings per share are based on weighted average shares of common stock outstanding plus dilutive common equivalent shares. The 5 1/4% zero coupon convertible subordinated debentures (issued in July 1994) are considered common stock equivalents; they were antidilutive for the years ended 1995 and 1994. The 7 1/2% zero coupon convertible debentures (redeemed in 1993) are not included in the calculation for 1993 since their inclusion would have had an antidilutive effect. Fully diluted earnings per share are not presented on the face of the Consolidated Statement of Income since they are not materially different from primary earnings per share.


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